                                                                      EXHIBIT 11


                         PHYCOR, INC. AND SUBSIDIARIES

             Statement regarding computation of per share earnings

            Three months and six months ended June 30, 1996 and 1995

    (All amounts are expressed in thousands, except for earnings per share)





                                                                THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                     JUNE 30,                          JUNE 30,
                                                             ------------------------           -----------------------
                                                               1996             1995             1996             1995
                                                             -------           ------           ------           ------
      Earnings per common share:

           Net income (in thousands)                         $ 8,419            4,617           16,109            8,793
                                                             =======           ======           ======           ======
           Earnings per share                                $   .14              .09              .27              .18
                                                             =======           ======           ======           ======
           Weighted average common
               shares outstanding                             60,669           48,978           60,377           48,141
                                                             =======           ======           ======           ======
      Earnings per common share, assuming full dilution:

           Net income (in thousands)                         $ 8,419            4,617           16,109            8,793
                                                             =======           ======           ======           ======
           Earnings per share                                $   .14              .09              .27              .18
                                                             =======           ======           ======           ======
           Weighted average common
               shares outstanding                             67,121           49,195           65,752           48,443
                                                             =======           ======           ======           ======

      Note: The convertible debentures were not included in the calculation of the fully diluted earnings per share since the effect of inclusion would be antidilutive.